ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
AMERICAN BALANCED FUND, INC.
  AMERICAN BALANCED FUND, INC., a corporation organized and existing under and by virtue of the laws of the State of Maryland and having its principal office in the city of Baltimore in that State (the "Corporation"), does hereby certify:
  FIRST: The Articles of Incorporation of the Corporation are hereby amended in the following respects:
  1.  Article VI, Section (a)  is amended to read as follows:
                                      VI.
                                 CAPITAL STOCK
 (a) The total number of shares of capital stock which the Corporation shall have the authority to issue is One Billion, Five Hundred Million (1,500,000,000) shares (par value $0.001 per share), amounting in aggregate par value to One Million, Five Hundred Thousand Dollars ($1,500,000). The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation shall have authority to issue without any action by the shareholders.
  SECOND: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 500,000,000 shares of Common Stock (par value $1.00 per share).
    (b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 1,500,000,000 shares of Common Stock (par value $0.001 per share).
    (c) The aggregate par value of all shares having a par value is $500,000,000 before the increase and $1,500,000 as increased.
  THIRD: The aforesaid amendments were declared advisable and approved by resolution of a majority of the entire Board of Directors of the Corporation at meetings duly held on August 12, 1999 and December 8, 1999.
  FOURTH: That, pursuant to resolution of the Board of Directors, a meeting of shareholders of said Corporation was duly called and held on December 1, 1999, upon notice, duly given at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.
  FIFTH: The amendment of the Articles of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the shareholders of the Corporation.
  IN WITNESS WHEREOF, AMERICAN BALANCED FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary, and the said officers of the Corporation further also acknowledge said instrument to be the corporate act of the Corporation and state and certify under the penalty of perjury that to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to authorization and approval thereof are true and correct in all material respects, all on December 17, 1999.
      AMERICAN BALANCED FUND, INC.
      By /s/ Robert G. O'Donnell
      Robert G. O'Donnell, President
ATTEST:
/s/ Patrick F. Quan
Patrick F. Quan, Secretary
State of   California
County of   San Francisco
On  December 17, 1999    before me,   Doris A. Spieker  , Notary Public
 DATE      NAME, TITLE OF OFFICER - E.G., "JANE DOE, NOTARY PUBLIC"
personally appeared  Robert G. O'Donnell and Patrick F. Quan
       NAME(S) OF SIGNER(S)
X personally known to me - OR - _ proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.
 WITNESS my hand and official seal.
    /s/ Doris A. Spieker
              SIGNATURE OF NOTARY
                          AMERICAN BALANCED FUND, INC.
                             ARTICLES SUPPLEMENTARY
American Balanced Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: (a) The Board of Directors of the Corporation has divided and further classified the unissued shares of the authorized common stock of the Corporation as a class, designated "Class B". The remaining shares of common stock, including the shares currently issued and outstanding, shall be referred to as "Class A" shares. The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and
(y) one-half (1/2) of the authorized but unissued shares of all classes of common stock; PROVIDED HOWEVER, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and PROVIDED, FURTHER, that at all times the aggregate number of authorized Class A and Class B shares of common stock shall not exceed the authorized number of shares of common stock (I.E., 1,500,000,000 shares until changed by action of the Board of Directors in accordance with
Section 2-208.1 of the Maryland General Corporation Law).
 (b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A shares of the Corporation are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class B shares of the Corporation are set forth below.
SECOND: Except to the extent provided otherwise by the Charter of the Corporation, the Class A shares and the Class B shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; PROVIDED, HOWEVER, that notwithstanding anything in the Charter of the Corporation to the contrary:
 (i) Class A shares and Class B shares may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;
 (ii) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class;
 (iii) Except as otherwise provided hereinafter, on the first Friday of the first calendar month following the expiration of a 96-month period commencing on the first day of the calendar month during which Class B shares were purchased by a holder thereof (if such Friday is not a business day, on the next succeeding business day), such shares (as well as a pro rata portion of any Class B shares purchased through the reinvestment of dividends or other distributions paid on all Class B shares held by such holder) shall automatically convert to Class A shares on the basis of the respective net asset values of the Class B shares and the Class A shares on the conversion date; PROVIDED, HOWEVER, that the Board of Directors, in its sole discretion, may suspend the conversion of Class B shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class B shares shall have the right to exchange from time to time any or all of such Class B shares held by such holder for Class A shares on the basis of the respective net asset values of the Class B shares and Class A shares on the applicable exchange date and without the imposition of a sales charge or fee); and PROVIDED, FURTHER, that conversion (or exchange) of Class B shares represented by stock certificates shall be subject to tender of such certificates; and
 (iv) Subject to the foregoing paragraph, Class A shares and Class B shares may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.
THIRD: The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation.
FOURTH: The aforesaid shares have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.
IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on
this        day of December, 1999.
     AMERICAN BALANCED FUND, INC.
       /s/ Robert G. O'Donnell
       By:  Robert G. O'Donnell,
                   President
ATTEST:
/s/ Patrick F. Quan
Patrick F. Quan,
Secretary
 The undersigned, President of American Balanced Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.
       /s/ Robert G. O'Donnell
Robert G. O'Donnell
President